Exhibit 1

Execution Copy

AMENDED AND RESTATED PREFERRED STOCK PURCHASE AGREEMENT

dated as of May 25, 2006

by and among

HANGER ORTHOPEDIC GROUP, INC.

and

THE PURCHASERS SIGNATORY HERETO

AMENDED AND RESTATED PREFERRED STOCK PURCHASE AGREEMENT

This Amended and Restated Preferred Stock Purchase Agreement is entered into and dated as of May 25, 2006 (this “Agreement”), by and among HANGER ORTHOPEDIC GROUP, INC., a corporation incorporated under the laws of the state of Delaware (the “Company”), and each of LEHMAN BROTHERS INC. and CITIGROUP GLOBAL MARKETS INC. (each, an “Initial Purchaser” and, collectively, the “Initial Purchasers”) and the subsequent purchaser identified on the signature pages hereto (the “Subsequent Purchaser”). The Initial Purchasers and the Subsequent Purchaser are each referred to as a “Purchaser” and are collectively referred to as the “Purchasers.”

WHEREAS the parties hereto are parties to a Preferred Stock Purchase Agreement dated as of May 3, 2006 (the “Original Purchase Agreement”). The parties hereto now wish to amend and restate such Original Purchase Agreement in its entirety with this Agreement.

WHEREAS, subject to the terms and conditions set forth in this Agreement and in accordance with the Securities Act (as defined below) and the rules and regulations promulgated thereunder, the Company desires to issue and sell to each Initial Purchaser, and each Initial Purchaser, severally and not jointly, desires to purchase from the Company, certain securities of the Company pursuant to the terms set forth herein.

WHEREAS, subject to the terms and conditions set forth in this Agreement and in accordance with the Securities Act and the rules and regulations promulgated thereunder, the Initial Purchasers desire to sell to the Subsequent Purchaser, and the Subsequent Purchaser desires to purchase from the Initial Purchasers, certain securities of the Company pursuant to the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, severally and not jointly, agree as follows:

ARTICLE I.
DEFINITIONS

1.1                                 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth in this Section 1.1:

“$” means U.S. Dollars.

“Affiliate” of a Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the first Person. Without limiting the foregoing with respect to a Purchaser, any investment fund or managed account that is managed by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Ares” means Ares Corporate Opportunities Fund, L.P. and any successor or assignee thereof.

“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in New York City are authorized or required by law or other governmental action to close.

“Certificate of Designations” means the certificate of designations of the Preferred Stock, in the form of Exhibit A.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Share Equivalents” means, collectively, Options and Convertible Securities.

“Common Shares” means the common shares of the Company and any securities into which such shares may hereafter be reclassified.

“Company Counsel” means Foley & Lardner LLP, counsel to the Company.

“Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Shares.

“Debt Refinancing” means (a) the repayment in full and refinancing of the Company’s existing credit facilities, (b) the refinancing in full of the Company’s 10 3/8% senior notes, (c) the refinancing in full of the Company’s 11 1/4% senior subordinated notes, and (d) irrevocable provision for the redemption of all the Company’s outstanding preferred stock, with the proceeds of (i) new revolving credit and term loan facilities, and (ii) the issuance of new senior notes.

“Employees” means the employees of the Company and the Subsidiaries.

“Employment Laws” means any and all applicable laws, including all statutes, codes, ordinances, decrees, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies, guidelines and general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which the word is used and in respect of matters pertaining to employment.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Stock” means (a) any Common Shares or Common Share Equivalents, restricted stock, stock options or stock appreciation rights issued or issuable to Employees, consultants or directors of the Company pursuant to a stock option plan, stock purchase plan, stock bonus plan, deferred compensation plan, employee benefit plan or management grant (“Incentives”), in each case as in effect on the Closing Date or as approved by the Company’s Board of Directors (including a designee of Ares at any time after a designee of Ares is first appointed to the Board of Directors) after the Closing Date and Common Shares issued or issuable upon the exercise of any of the foregoing Incentives and (b) Common Shares or Common Share Equivalents issued or issuable in connection with a bona fide business acquisition by the Company of another company or entity, not principally for the purpose of acquiring cash.

“GAAP” means United States generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants or the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Company and its Subsidiaries throughout the period indicated.

“Governmental Authority” shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

“Hazardous Materials” means petroleum, petroleum products, petroleum-derived substances, radioactive materials, hazardous wastes, polychlorinated biphenyls, lead based paint, radon, urea formaldehyde, asbestos or any materials containing asbestos, and any chemicals, materials or substances regulated under Environmental Laws or defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “extremely hazardous substances,” “hazardous materials,” “hazardous constituents,” “toxic substances,” “pollutants,” “contaminants” or any similar denomination intended to classify or regulate substances by reason of toxicity, carcinogenicity, ignitability, corrosivity or reactivity under any Environmental Law.

“Health Care Services” shall mean the provision of any services to patients for the provision of durable medical equipment, orthotics, prosthetics, physical and/or occupational therapy, or any other service or supply that is billable by a provider or supplier, either as a separate service or as part of a bundled service, to Medicare, Medicaid, any Federal Health Care Program, any health insurance carrier, managed care organization, third party payor or patient.

“Indebtedness” of any Person means (a) all indebtedness representing money borrowed which is created, assumed, incurred or guaranteed in any manner by such Person or for which such Person is responsible or liable (whether by guarantee of such indebtedness, agreement to purchase indebtedness of, or to supply funds to or invest in, others or otherwise), (b) any direct or contingent obligations of such person arising under any letter of credit (including standby and commercial), bankers acceptances, bank guaranties, surety bonds and similar instruments, and (c) all indebtedness pursuant to clauses (a) and (b) above of another entity secured by any Lien existing on property or assets owned by such Person.

“Initial Purchasers Counsel” means Weil, Gotshal & Manges LLP, counsel to the Initial Purchasers.

“Intellectual Property” means (a) patents (including all reissues, divisions, continuations, continuations-in-part, re-examinations and extensions thereof), patent applications, utility models and design rights; (b) unregistered trademarks, trademark registrations, trademark applications, unregistered service marks, service mark registrations and service mark applications; (c) unregistered copyrights, copyright registrations and copyright applications and renewals in connection therewith, together with all translations, adaptations, derivations and combinations thereof; (d) Internet domain names, applications and reservations therefor, uniform resource locators and the corresponding Internet sites; (e) any other proprietary information not otherwise listed in (a) through (d) above relating to Linkia or the WalkAide System; (f) any good will associated with any of the foregoing; and (g) all copies and tangible embodiments thereof (in whatever form or medium), and registrations, applications and renewals for any of the foregoing assets listed above.

“knowledge,” “known,” and words and phrases of similar import, when used with respect to the Company mean the actual knowledge of any one of the following: Ivan R. Sabel, Thomas F. Kirk, George E. McHenry, Richmond L. Taylor, Ron N. May, Thomas C. Hofmeister, Jason P. Owen, Rebecca Hast, Jeff Martin and Brian A. Wheeler.

“Losses” means any and all damages, fines, penalties, deficiencies, liabilities, claims, losses (including loss of value), judgments, awards, settlements, taxes, actions, obligations and costs and expenses in connection therewith (including, without limitation, interest, court costs and fees and expenses of attorneys, accountants and other experts, and any other expenses of litigation or other Proceedings (including costs of investigation, preparation and travel) or of any default or assessment).

“Material Contract” means any agreement that is or would be required to be filed as an exhibit to an SEC Report pursuant to Item 601(b)(10) of Regulation S-K of the Commission.

“Options” means any rights, warrants or options to, directly or indirectly, subscribe for or purchase Common Shares or Convertible Securities.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” means the Company’s Series A Convertible Preferred Stock, par value $0.01 per share, which is convertible into Common Shares.

“Proceeding” means an action, claim, suit, grievance, arbitration, complaint, notice of violation, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition).

“Registration Rights Agreement” that certain Registration Rights Agreement, dated as of the Closing Date, by and among the Company and the Subsequent Purchaser, substantially in the form of Exhibit B, as the same may be amended, modified or supplemented from time to time.

“Related Person” means any Affiliate of a Purchaser and any officer, director, partner, controlling person, employee or agent of a Purchaser or any of its Affiliates.

“Rule 144” and “Rule 424” means Rule 144 and Rule 424, respectively, promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Shares and the Underlying Shares issued or issuable (as applicable) to the applicable Purchaser pursuant to the Transaction Documents.

“Securities Act” means the Securities Act of 1933, as amended.

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Shares” means the aggregate of 50,000 shares of Preferred Stock which are being purchased by the Initial Purchasers and resold to the Subsequent Purchaser pursuant to this Agreement.

“Subsequent Public Financing” means any instance in which the Company or any Subsidiary offers or sells any Common Shares or Common Share Equivalents in a public offering registered under the Securities Act (other than a Subsequent Private Financing).

“Subsequent Private Financing” means any instance in which the Company or any Subsidiary offers, sells, grants any option to purchase, or otherwise disposes of (or announces any offer, sale, grant or any option to purchase or other disposition of), any of its or any Subsidiary’s equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Shares or Common Share Equivalents, other than Excluded Stock, in any transaction exempt from registration under the Securities Act or in a negotiated transaction under a shelf registration statement.

“Subsequent Purchaser Counsel” means Proskauer Rose LLP, counsel to Ares.

“Trading Day” means (a) any day on which the Common Shares are listed or quoted and traded on the Trading Market, or (b) if the Common Shares are not then listed or quoted and traded on the  Trading Market, then any Business Day.

“Trading Market” means the New York Stock Exchange or, at any time the Common Shares are not listed for trading on the New York Stock Exchange, any other national exchange or the NASDAQ, if the Common Shares are then listed or quoted on such exchange or the NASDAQ.

“Transaction Documents” means this Agreement, the Securities, the Registration Rights Agreement, the Certificate of Designations, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Shares” means the Common Shares issuable upon conversion of the Shares and in satisfaction of any other obligation or right of the Company to issue Common Shares pursuant to the Transaction Documents, and in each case, any securities issued or issuable in exchange for or in respect of such securities.

“U.S.” means the United States of America.

All references to “the date hereof” or similar references (including without limitation any reference to the date of this Agreement in any other Transaction Document) shall be deemed to be a reference to May 3, 2006, the date of the Original Purchase Agreement.

ARTICLE II.
PURCHASE AND SALE

2.1                                 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to the Initial Purchasers, and the Initial Purchasers shall purchase from the Company, the Shares for a purchase price of $990 per share and an aggregate purchase price of $49,500,000 (FORTY-NINE MILLION FIVE HUNDRED THOUSAND DOLLARS) (the “Aggregate Initial Purchase Price”), as indicated below each Initial Purchaser’s name on the signature pages of this Agreement under the heading “Initial Purchase Price delivered to Company.”  Subject to the terms and conditions set forth in this Agreement, at the Closing, each Initial Purchaser shall sell to the Subsequent Purchaser, and the Subsequent Purchaser shall purchase from each Initial Purchaser, the Shares for a purchase price of $1,000 per share and an aggregate purchase price of $50,000,000 (FIFTY MILLION DOLLARS) (the “Aggregate Purchase Price”), as indicated below the Subsequent Purchaser’s name on the signature pages of this Agreement under the heading “Aggregate Purchase Price delivered to Initial Purchasers.”  The Closing shall take place at the New York offices of Initial Purchaser’s Counsel on the closing date of the Debt Refinancing, after the satisfaction or waiver of all of the conditions set forth in Article V (other than those conditions that by their nature must be satisfied on the Closing Date), or at such other location or time as the parties may agree (such date on which the Closing occurs being hereinafter referred to as the “Closing Date”).

2.2                                 Closing Deliveries.

(a)  At the Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)             evidence that the Certificate of Designations has been filed and become effective on or prior to the Closing Date with the Secretary of State of the State of Delaware;

(ii)          the legal opinion of Company Counsel, customary in form and substance and reasonably acceptable to the Purchasers and their respective counsel, executed by such counsel;

(iii)       a certificate dated as of the Closing Date and signed by the chief executive officer of the Company certifying as to the fulfillment of each of the conditions set forth in Section 5.1;

(iv)      a letter addressed to each of the Purchasers from (i) Company Counsel and (ii) counsel to the initial purchasers for the Company’s issuance of new senior notes, pursuant to which the Purchasers are expressly permitted to rely on the negative assurance letters delivered by such counsel in connection with the Offering Memorandum; and

(v)         any other document reasonably requested by the Purchasers or counsel to the Purchasers.

(b)  In addition, at the Closing, the Company shall deliver or cause to be delivered to each Initial Purchaser the following:

(i)             certificates representing the number of the Shares indicated below each Initial Purchaser’s name on the signature page of this Agreement under the heading “Shares,” registered in the name of each corresponding Initial Purchaser.

(c)  In addition, at the Closing, the Company shall deliver or cause to be delivered to the Subsequent Purchaser the following:

(i)             the letter agreement in the form of Exhibit C (the “Board Rights Letter”), duly executed by the Company;

(ii)          the letter agreement in the form of Exhibit E (the “Management Rights Letter”), duly executed by the Company;

(iii)       the Registration Rights Agreement, duly executed by the Company; and

(iv)      certificates representing the number of the Shares indicated below the Subsequent Purchaser’s name on the signature page of this Agreement under the heading “Shares,” registered in the name of the Subsequent Purchaser.

(d)  At the Closing, each Initial Purchaser shall deliver or cause to be delivered to the Company the following: (i) the purchase price indicated below such Initial Purchaser’s name on the signature page of this Agreement under the heading “Purchase Price,” in U.S. Dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose;  (ii) each Transaction Document to which such Initial Purchaser is a signatory, duly executed by such Initial Purchaser and (iii) upon consummation of the sale of the Shares to the Subsequent Purchaser, the certificates delivered pursuant to Section 2.2(b)(i) above.

(e)  At the Closing, the Subsequent Purchaser shall deliver or cause to be delivered: (i) to the Initial Purchasers, the purchase price indicated below the Subsequent Purchaser’s name on the signature page of this Agreement under the heading “Purchase Price,” in U.S. Dollars and in immediately available funds, by wire transfer to an account designated in writing by the Initial Purchasers for such purpose; and (ii) to the Company and the Initial Purchasers, each Transaction Document to which the Subsequent Purchaser and such other Person is a signatory, duly executed by the Subsequent Purchaser.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1                                 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchasers:

(a)  Subsidiaries. The Company does not directly or indirectly control or own any interest in any other corporation, partnership, joint venture or other business association or entity, other than those listed in Schedule 3.1(a) (each of which is referred to as a “Subsidiary”). Except as disclosed in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction (collectively, “Liens”), other than restrictions on transfer under the Transaction Documents or arising under U.S. federal or state securities laws and regulations, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b)  Organization and Qualification. Except as disclosed in Schedule 3.1(b), each of the Company and the Subsidiaries is an entity duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted or contemplated to be conducted, except in the case of Subsidiaries where the failure to be in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below). Except as disclosed in Schedule 3.1(b), each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (i) adversely affect in any material respect the legality, validity or enforceability of any Transaction Document, (ii) have or result in a material adverse effect on the results of operations, assets, liabilities, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair in any material respect the Company’s or any Subsidiary’s ability to perform fully on a timely basis its obligations under any Transaction Document, or (any of (i), (ii), or (iii), a “Material Adverse Effect”).

(c)  Authorization; Enforcement. The Company has the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (the “Transactions”) and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation of the Transactions have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its board of directors or its stockholders. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(d)  No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the Transactions do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) result in a violation of any law, rule, regulation, order (including federal and state securities laws and regulations) or the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, or by which any property or asset of the Company or a Subsidiary is bound or affected (collectively “Laws”), or to the Company’s knowledge any judgment injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject.

(e)  Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any Governmental Authority or other Person in connection with the execution or delivery by the Company of the Transaction Documents or the consummation of the Transactions, other than (i) the required filing of the Certificate of Designations pursuant to Section 2.2(a)(i), (ii) the filing with the Commission of any Registration Statement pursuant to the Registration Rights Agreement, (iii) the application to the Trading Market for the listing of the Underlying Shares for trading thereon on a when issued basis, in the time and manner required thereby, and (iv) applicable Blue Sky filings, (collectively, the “Required Approvals”).

(f)  Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens and shall not be subject to preemptive rights or similar rights of stockholders. The Company has reserved from its duly authorized capital stock a number of Common Shares for issuance upon the conversion of the Shares not less than the total number of Underlying Shares. None of the issuance of the Shares to the Initial Purchasers, the subsequent sale of the Shares to the Subsequent Purchaser or the issuance of the Underlying Shares upon conversion of the Shares, will subject the Purchasers to any liability or obligation of any kind in respect of or relating to the operation of the business of the Company.

(g)  Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company is set forth in Schedule 3.1(g). Except as set forth on Schedule 3.1(g) no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. All outstanding shares of capital of the Company have been duly authorized, validly issued, fully paid and are nonassessable and have been issued in compliance with all applicable federal and state securities and corporate laws. Except as a result of the purchase and sale of the Securities and except as disclosed in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Shares, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Common Shares, or securities or rights convertible or exchangeable into Common Shares. Except as set forth in Schedule 3.1(g), the issue and sale of the Securities will not obligate the Company to issue Common Shares or other securities to any Person (other than the Underlying Shares to the Purchasers or their successors or assigns upon conversion of the Shares) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities, or to take any other action punitive to the Company or any Subsidiary.

(h)  SEC Reports; Press Releases; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (the foregoing materials being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials”) on a timely basis. The Company has delivered to the

Purchasers a copy of all SEC Reports filed within the 10 days preceding the date hereof. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. All Material Contracts to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as exhibits to or specifically identified in the applicable SEC Reports. To the knowledge of the Company, neither the Company nor any Subsidiary has any material liabilities or obligations of any nature, whether accrued, absolute, contingent, asserted, unasserted or otherwise, except liabilities or obligations (i) stated or adequately reserved against in the Company’s most recent balance sheet included within the SEC Reports (the “Base Balance Sheet”), (ii) incurred as a result of or arising out of the transactions contemplated under this Agreement, (iii) incurred in the ordinary course of business consistent with prior operating history since the date of the Base Balance Sheet or (iv) as set forth in Schedule 3.1(h). The Company does not have pending before the Commission any request for confidential treatment of information. The Company is in compliance with applicable  requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the Commission thereunder in effect as of the date of this Agreement, except where such noncompliance, individually or in the aggregate, has not resulted in, and  could not reasonably be expected to result in, a Material Adverse Effect.

(i)  Taxes. Except as set forth in Schedule 3.1(i), the Company and the Subsidiaries have prepared and timely filed all federal and state income tax returns and other material tax returns that are required to be filed, and have paid, or made provision in accordance with GAAP for the payment of, all taxes that have or may have become due pursuant to said returns or pursuant to any assessments that have been received by the Company or the Subsidiaries. All tax returns are true and correct in all material respects. All taxes shown to be due and payable by the Company or the Subsidiaries have been paid or will be paid prior to the time they become delinquent. The Company has withheld and collected all amounts required by applicable law to be withheld or collected and has remitted all such amounts to the appropriate governmental entity within the time prescribed under applicable law. No material tax returns of the Company have been audited, and to the Company’s knowledge, no deficiency assessment or proposed adjustment of the Company’s or the Subsidiaries material taxes is pending.

(j)  Material Changes. Since the date of the Base Balance Sheet, except as specifically disclosed in the SEC Reports or as described in Schedule 3.1(j) of the Disclosure Schedule, there has been no event, occurrence or development that, individually or in the aggregate, has resulted in, or that could reasonably be expected to result in, a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has (i) incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (ii) altered its method of accounting or the identity of its auditors, (iii) declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock or (iv) issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.

(k)  Litigation. There is no Proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents, the Transactions or the Securities or (ii) except as disclosed in Schedule 3.1(k), has, individually or in the aggregate, resulted in, or could, if there were an unfavorable decision, reasonably be expected to result in, a Material Adverse Effect. Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary, nor, to the Company’s knowledge, any director or officer thereof (in his or her capacity as such), is or has been the subject of any Proceeding involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l)  Labor Relations. The Company and the Subsidiaries (i) are in material compliance with all terms and conditions of employment and all Employment Laws including, pay equity, wages and hours of work, occupational health and safety and (ii) have not and are not engaged in any unfair labor practice and no unfair labor practice complaint, grievance or arbitration proceeding is pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary. No collective agreement is currently in force or is currently being negotiated by the Company, any Subsidiary or any other Person in respect of the business of the Company or any Subsidiary or any of the Employees. No trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any of the Employees by way of certification, interim certification, voluntary recognition, or succession rights, or has applied or, to the knowledge of the Company, threatened to apply to be certified as the bargaining agent of the Employees. To the knowledge of the Company, there are no threatened or pending union organizing activities involving any of the Employees. There is no labor strike, dispute, work slowdown or stoppage pending or involving or, to the knowledge of the Company threatened against the Company or any Subsidiary. There are no charges pending under the Occupational Health and Safety Act (“OHSA”) in respect of the Company or any Subsidiary. The Company and the Subsidiaries have complied in all material respects with any orders issued under OHSA and there are no appeals of any orders under OHSA currently outstanding.

(m)  Employee Benefit Plans.

(i)                     Except as set forth in Schedule 3.1(m)(i), there are no employee benefit or compensation plans, agreements, arrangements or commitments (including “employee benefit plans,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) or any other plans, policies, trust funds or arrangements (whether written or unwritten, insured or self-insured) established, maintained, sponsored or contributed to (or with respect to any obligation that has been undertaken) by the Company, any Subsidiary or any entity that would be treated as a single employer with the Company under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”) or Section 4001 of ERISA (an “ERISA Affiliate”) for any employee, officer, director, consultant or stockholder or their beneficiaries of the Company or any Subsidiary or with respect to which the Company or any Subsidiary has liability, or makes or has an obligation to make contributions on behalf of any such employee, officer, director, consultant or stockholder or beneficiary (each a “Company Employee Plan” and collectively the “Company Employee Plans”).

(ii)                  Except as set forth in Schedule 3.1(m)(ii), and except for medical reimbursement spending accounts under Code Section 125, each Company Employee Plan that is an employee welfare benefit plan as defined under Section 3(l) of ERISA or a group benefits plan for employees or officers is funded through an insurance company contract. Except as set forth in Schedule 3.1(m)(ii), each Company Employee Plan has been registered if so required, by its terms and operation is in material compliance with all applicable laws and all required filings, if any, with respect to such Company Employee Plan have been timely made. Neither the Company, any Subsidiary nor any ERISA Affiliate has at any time maintained, contributed to or been required to contribute to or has (or has had) any liability with respect to, any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, including, without limitation, any “multiemployer plan” (within the meaning of Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code), any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) which is subject to Sections 4063, 4064 and 4069 of ERISA or any pension plan within the meaning of federal or state pension standards legislation). The Company’s various non-qualified for U.S. employees and officers deferred compensation plans satisfy the requirements of Section 201(2) of ERISA. The events contemplated by this Agreement (either alone or together with any other event) will not (A) entitle any employee, director or stockholder of the Company or any Subsidiary (whether current, former or retired) or their beneficiaries to severance pay, unemployment compensation, or other similar payments under any Company Employee Plan or Employment Law, (B) accelerate the time of payment or vesting or increase the amount of benefits due under any Company Employee Plan or compensation to any Employees or (C) result in any payments (including any payment that could be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code)) under any Company Employee Plan or Employment Laws becoming due to any employee, director or stockholder of the Company or any Subsidiary (whether current, former or retired) or their beneficiaries. Except as set forth in Schedule 3.1(m)(ii), no amount payable under any Company Employee Plan would fail to be deductible under Code Section 162(m).

(iii)               Except as set forth in Schedule 3.1(m)(iii), with respect to each of the Company Employee Plans:  (1) each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a determination letter, opinion letter, advisory letter or notification letter, as applicable, from the Internal Revenue Service (the “IRS”) regarding its qualified status under the Code for all amendments required prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 or, if reliance is permitted, relies on the favorable opinion letter or advisory letter of the master and prototype or volume submitter plan sponsor of such plan, and nothing has occurred, whether by action or by failure to act, that caused or could cause the loss of such qualification or the imposition of any penalty or tax liability; (2) all payments required by the Company Employee Plans, any collective bargaining agreement or other agreement, or by applicable law (including, without limitation, all contributions, insurance premiums or intercompany charges) with respect to all periods through the Closing Date shall have been made prior to the Closing Date (on a pro rata basis where such payments are otherwise discretionary at year end) or provided for by the Company as applicable, in accordance with the provisions of each of the Company Employee Plans, applicable law and GAAP; (3) no action has been instituted or commenced or, to the knowledge of the Company, has been threatened or is anticipated against any of the Company Employee Plans (other than non-material routine claims for benefits and appeals of such claims), any trustee or fiduciaries thereof, the Company, any Subsidiary or any ERISA Affiliate, any director, officer or employee thereof, or any of the assets of any trust of any of the Company Employee Plans; (4) no Company Employee Plan is or is expected to be under audit or investigation by the IRS, Department of Labor or any other governmental entity and no such completed audit, if any, has resulted in the imposition of any tax or penalty; and (5) no Company Employee Plan provides post-retirement benefits.

(n)  Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived) except as, individually or in the aggregate, has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect,  or (ii) is in violation of any order of any Governmental Authority. Neither the Company, any Subsidiary nor, to the Company’ knowledge, any Employee has violated the U.S. Foreign Corrupt Practices Act, as amended. To the Company’s knowledge, no stockholder, director, officer, employee or agent of the Company or of a Subsidiary has, directly or indirectly, made or agreed to make, any unlawful or illegal (i) payment, (ii) gift or (iii) political contribution to, or taken any other unlawful or illegal action, for the benefit of any customer, supplier, governmental employee or other Person who is or may be in a position to assist or hinder the business of the Company or a Subsidiary.

(o)  Regulatory Permits. The Company and the Subsidiaries possess and are in compliance with the terms and conditions of, all certificates, authorizations, approvals and permits necessary for the Company or any such Subsidiary to own, lease and operate its properties or to conduct their respective businesses as described in the SEC Reports (including, without limitation, all certificates, authorizations, approvals and permits required under Environmental Laws, the Federal Food, Drug and Cosmetic Act of 1938, as amended (the “FDCA”), the Public Health Service Act of 1944, as amended (the “PHSA”) and the regulations of the U.S. Food and Drug Administration (the “FDA”) promulgated thereunder), (collectively, “Permits”), except where the failure to posses or comply with a Permit, individually or in the aggregate, has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect, and to the Company’s knowledge neither the Company nor any Subsidiary has received any written notice of Proceedings relating to the revocation or modification of any Permit. The Company and its Subsidiaries are in compliance with all Laws with respect to manufacturing, clinical research and development, marketing and sale of all of their products, except where the failure to comply, individually or in the aggregate, has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect. There are no pending or, to the knowledge of the Company, threatened actions or proceedings by the FDA or any applicable foreign equivalent which would prohibit or impede the sale of any product currently manufactured or sold by the Company or any of its Subsidiaries into any market.

(p)  Patents and Trademarks. Except as set forth in Schedule 3.1(p), the Company and the Subsidiaries own, or possess a valid and enforceable written license to use, all Intellectual Property that is used or held for use by the Company or its Subsidiaries in connection with their respective businesses as described in the SEC Reports, as currently conducted (collectively, the “Company Intellectual Property Rights”). To the Company’s knowledge, except as set forth in Schedule 3.1(p), (i) the operation of the business of the Company and the Subsidiaries, and the products or services in development or which are marketed or sold (or proposed to be marketed or sold) by the Company or any Subsidiary, do not violate any license or infringe any Intellectual Property rights of any party and (ii) there is no unauthorized use, infringement or misappropriation of any Company Intellectual Property Rights by any third party. Except as set forth in Schedule 3.1(p), (i) other than with respect to commercially available software products which the Company or the Subsidiaries license under standard end-user object code license agreements, there are no outstanding material licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to any of the Company’s Intellectual Property, (ii) neither the Company nor any the Subsidiary (A) is obligated to make to any third party any payments related to the Company’s Intellectual Property or (B) has agreed to indemnify any third party with respect to any Intellectual Property. Except as set forth in Schedule 3.1(p), no third party has made a claim in writing to the Company or any Subsidiary that the Company or any Subsidiary has violated or, by conducting their business, would violate any Intellectual Property rights of any other person or entity and no such claim has been threatened in writing to the Company or any Subsidiary. All of the Company Intellectual Property Rights which are registered or have been filed for registration are in good standing and all of the fees and filings due with respect thereto have been duly made. No Proceedings involving the Company or any of its Subsidiaries, or, to the Company’s knowledge, no Proceeding or investigation challenging or threatening the validity, enforceability, effectiveness or ownership by the Company or any of its Subsidiaries of any Company Intellectual Property Rights have been made or are outstanding. Neither the Company nor any of its Subsidiaries is or, as a result of the execution or delivery of this Agreement, or the performance of the Company’s obligations hereunder, will be in violation of any license, sublicense, agreement or instrument involving Intellectual Property to which the Company or any of its Subsidiaries is a party or otherwise bound (an “Intellectual Property Agreement”), nor will the execution or delivery of the Transaction Documents or the consummation of the Transactions, cause the diminution, license, transfer,  termination or forfeiture of the Company’s or any of its Subsidiaries’ rights in any Company Intellectual Property Rights. Each of the Company and the Subsidiaries has taken commercially reasonable measures to protect the proprietary nature of the Company Intellectual Property Rights.

(q)  Insurance. The Company and the Subsidiaries are insured against such losses and risks and in such amounts as are reasonably prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with the market for the Company’s and such Subsidiaries’ respective lines of business. Except as set forth on Schedule 3.1(q), there are currently no Proceedings pending against the Company or any Subsidiary under any insurance policies currently in effect and covering the property, business or employees of the Company and the Subsidiaries, and all premiums due and payable with respect to the insurance policies maintained by the Company and the Subsidiaries have been paid to date.

(r)  Transactions With Affiliates. Except as set forth in the SEC Reports, none of the officers or directors or other Affiliates of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director, or such Affiliate or, to the knowledge of the Company, any entity in which any officer, director, or Affiliate has a substantial interest or is an officer, director, trustee or partner. Except as set forth in the SEC Reports, to the knowledge of the Company, none of the Employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as an Employee, and other than immaterial arrangements inherited in connection with an acquisition by the Company of a business with which that Employee was previously associated), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any Employee or, to the knowledge of the Company, any entity in which any Employee has a substantial interest or is an officer, director, trustee or partner.

(s)  Certain Fees. Except as set forth in Schedule 3.1(s), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions provided for in this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by a Purchaser pursuant to written agreements executed by such Purchaser which fees or commissions shall be the sole responsibility of such Purchaser) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Purchasers, their employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, Losses, damages, costs (including the costs of preparation and attorney’s fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

(t)  Private Placement. Neither the Company nor any Person acting on the Company’s behalf has sold or offered to sell or solicited any offer to buy the Securities by means of any form of general solicitation or advertising. Neither the Company nor any of its Affiliates nor any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Section 4(2) of the Securities Act or Regulation D under the Securities Act in connection with the offer and sale of the Securities to the Initial Purchasers, or the availability of exemptions from registration under the Securities Act in connection with the subsequent resale of the Securities by the Initial Purchasers to the Subsequent Purchaser, in each case, as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including without limitation under the rules and regulations of the Trading Market.

(u)  Listing and Maintenance Requirements. The Common Shares are listed and posted for trading on the Trading Market and the Company has not, in the two years preceding the date hereof, received  notice from the Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance in all material respects with all such listing and maintenance requirements.

(v)  Registration Rights. Except as described in Schedule 3.1(v), the Company has not granted or agreed to grant to any Person any rights (including “piggy back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that are currently pending and that have not been satisfied.

(w)  Application of Takeover Protections. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(x)  Investment Company; FIRPTA. The Company is not, and is not an Affiliate of, an investment company within the meaning of the Investment Company Act of 1940, as amended. The Company is not a U.S. real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

(y)  Material Contracts. Each Material Contract is in full force and effect and is a legal, valid and binding obligation of the Company or any Subsidiary, as applicable. Neither the Company nor any Subsidiary is and, to the knowledge of the Company, no other party is, in default (and, to the knowledge of the Company, no condition exists that, with notice or lapse of time or both, would constitute a default by the Company or any Subsidiary) in the performance, observance or fulfillment of any obligation, covenant or condition contained in any such Material Contract, which default would give the other party the right to terminate or modify in any material respect such Material Contract or would accelerate any payment or material obligation by the Company or any Subsidiary, nor, to knowledge of the Company is any other party to any Material Contract in default thereunder (or, does any condition exist that, with notice or lapse of time or both, would constitute a default by any such party), except such defaults which, individually or in the aggregate, have not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect. The validity, effectiveness and continuation of each of the Material Contracts will not be adversely affected by the transactions contemplated by this Agreement or any other Transaction Document. To the knowledge of the Company, no party to any of the Material Contracts has exercised any option granted to it to cancel, terminate or shorten the term of its Material Contract.

(z)  Suppliers and Customers. Schedule 3.1(z) sets forth the ten largest suppliers and ten largest customers of the Company and the Subsidiaries as of the date hereof, based on the dollar amount of sales for the twelve-month period ending December 31, 2005. Since December 31, 2004 none of these suppliers or customers has: (i) terminated, cancelled or threatened to terminate or cancel their business relationship with the Company or any Subsidiary; or (ii) demanded any material modification, termination or limitation of its business relationship with the Company or any Subsidiary.

(aa)  Health Regulatory Compliance.

(i)    To the knowledge of the Company, each of the Subsidiaries that provides orthotic and/or prosthetic patient-care services (hereinafter “Patient Care Centers”) (a) is duly licensed to provide such services in every jurisdiction in which it conducts business, where such jurisdiction requires licensure of Patient Care Centers; and (b) has enrolled in and has received a supplier billing number from the Medicare program, the Medicaid program, the Indian Health Services program, the Tri-Care program and the Veterans Administration program (collectively referred to hereinafter as “Government Programs”). To the knowledge of the Company, in every jurisdiction in which a license or board certification is required as a condition of payment for services, each professional employee that performs orthotic and/or prosthetic patient-care services for a Subsidiary that provides orthotic and/or prosthetic patient-care services (hereinafter, a “Practitioner”) has the appropriate license or board certification in such jurisdiction. Neither the Company nor any Subsidiary (other than the Patient Care Centers) provides any patient care services that are material to the Company and its Subsidiaries, taken as a whole, and none of the Patient Care Centers provides any patient care services that are material to the Company and its Subsidiaries, taken as a whole, other than orthotic and/or prosthetic patient care services.

(ii)   The execution and delivery of this Agreement, and each of the Company’s and the Subsidiaries’ performance thereunder, will not materially reduce or delay receipt of the ongoing Medicaid, Medicare, Government Programs, insurance carrier, managed care organization or other third party payments or reimbursements or the private payor payments or reimbursement that each of the Company and any Subsidiary is receiving as of the date hereof.

(iii)  Each Patient Care Center is currently operated (A) with all material Permits necessary for enrollment under the Government Programs; (B) is an orthotics and prosthetics supplier enrolled under titles XVIII (Medicare) and XIX (Medicaid) of the federal Social Security Act; and (C) is in compliance in all material respects with all Health Care Laws, including titles XVIII and XIX of the federal Social Security Act and state health care laws applicable to orthotics and prosthetics suppliers. Neither the Company nor any Subsidiary is subject to or has been notified of an intent to impose any material civil monetary penalties, termination or exclusion from Medicare or Medicaid, or debarment from any Government Program, and no Company or Subsidiary has received any written notice of any such matter.

(iv)  Except for Subsidiaries listed on Schedule 3.1(aa)(iv), each Patient Care Center is enrolled in the federal Medicare, all applicable state Medicaid programs, and the Government Programs for the provision of orthotic and prosthetic devices and related services. Neither the Company nor any Subsidiary nor any Practitioner has any material Liabilities to Medicare, any state Medicaid program, any third party fiscal intermediary or carrier administering the Government Programs, or directly to any Government Program for the recoupment of any amounts previously paid to the Company or a Subsidiary by Medicare, any state Medicaid program, any such third party fiscal intermediary, carrier, or Government Program. Except as set forth on Schedule 3.1(aa)(iv), there are no pending or threatened investigations or audits by any third party fiscal intermediary or carrier administering Medicare, the Government Programs, or by the Department of Health and Human Services, by the Department of Veterans Affairs, any state Medicaid agency, intermediary or carrier, to impose a material recoupment, set-off, or suspension of payments to, or demand a refund from, or terminate the supplier agreements with, or asserting any claim, demand, penalty, fine, or other sanction with respect to any of the activities, practices or policies of, any Company or Subsidiary, and, to the knowledge of the Company and its Subsidiaries, there are no material grounds to anticipate any such audit or investigation. To the knowledge of the Company, no Subsidiary that provides orthotic and/or prosthetic patient-care services has violated (in any material respect) any condition of enrollment, or any material rule, regulation, policy or standard of, Medicare, any state Medicaid program, or any Government Program.

(v)   Except as set forth on Schedule 3.1(aa)(v), to the knowledge of the Company, neither the Company, nor any Subsidiary, nor any Practitioner has engaged in any activities which are cause for material civil monetary penalties or mandatory or permissive exclusion from Medicare, any state Medicaid program, any Government Program  under 42 U.S.C. Sections 1320a-7, 1320a-7a, 1320a-7b, or 1395nn, or the Federal False Claim Act, 31. U.S.C. Section 3729, or the regulations promulgated pursuant to such statutes or for debarment from participation in any Government Program.

(vi)  To the knowledge of the Company, each of the Company, the Subsidiaries, and Practitioners has complied in all material respects with all applicable security and privacy standards regarding protected health information under the Health Insurance Portability and Accountability Act of 1996 and all applicable state privacy Laws, and with all applicable regulations promulgated under any such legislation.

(vii) To the knowledge of the Company, neither the Company nor any Subsidiary, nor any Practitioner, has violated in any material respect any applicable self-referral Law, including the Federal Ethics in Patient Referrals Act, 42 U.S.C. Section 1395nn (the “Stark Law”), or any applicable state self-referral Law.

(viii) To the knowledge of the Company, the Company and each Subsidiary has conducted or will conduct all required background checks on Employees, and to the knowledge of the Company, neither the Company nor any Subsidiary employs any persons excluded from participation in Medicare or Medicaid, pursuant to 42 U.S.C. Section 1320a-7, or who are debarred from participating in government contracts.

(ix)   To the knowledge of Company, neither the Company nor any Subsidiary nor any Practitioner has knowingly or willfully violated in any material respect the Federal Anti-Kickback Statute, 42 U.S.C. Section 1320-7b(b) (known as the “Anti-Kickback Statute”).

(bb)  Product Warranty; Product Liability. Each product manufactured, sold or delivered by the Company or any of the Subsidiaries in conducting business has been in conformity in all material respects with all product specifications and all express and implied warranties of the Company or any Subsidiary. Neither the Company nor any of the Subsidiaries has any liability for replacement or repair of any such products or other damages in connection therewith or any other customer or product obligations not reserved against on the balance sheet (if required to be reserved under GAAP).

(cc)  Environmental Matters.

(i)        All of the current and past operations of the Company, the Subsidiaries and any real property currently owned, operated, used or leased by the Company or any Subsidiary (the “Real Property”) comply and have at all times complied with all federal, state and local laws, judgments, decrees, orders, consent agreements, authorizations, permits, licenses, rules, regulations, codes, ordinances, common or decision law (including, without limitation, principles of negligence and strict liability) relating to the pollution, protection, investigation, remediation, monitoring, damages to, or restoration of the environment (including, without limitation, natural resources) or the health or safety matters of humans and other living organisms (the “Environmental Laws”), except where the failure to comply, individually or in the aggregate, has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect. All real property formerly owned, operated, used or leased by the Company or any Subsidiary (the “Former Real Property”) complied at all times during the term of the Company’s or such Subsidiary’s ownership, operation, use or lease thereof with all applicable Environmental Laws, except where the failure to comply, individually or in the aggregate, has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect.

(ii)     Except as set forth in Schedule 3.1(cc)(ii), (A) the Company has no knowledge of any claim, and neither it nor any Subsidiary has received written notice of a complaint, loss order, claim, request for information, violation or citation, and to the Company’s knowledge no proceeding has been instituted or threatened raising a claim against the Company or any Subsidiary or any predecessor thereto or any of their respective Real Property, Former Real Property or other assets indicating or alleging any damage to the environment or any liability or obligation under or violation of any Environmental Law, except where any such claim, complaint, loss order, claim, request for information, violation, citation or proceeding, individually or in the aggregate, has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect, and (B) to the knowledge of the Company, neither the Company nor any Subsidiary is subject to any order, decree or injunction of any Governmental Authority under any applicable Environmental Law.

(iii)  Except as set forth in Schedule 3.1(cc)(iii), (A) neither the Company nor any Subsidiary has used and, to the Company’s knowledge, no other Person has used any portion of any Real Property or Former Real Property during the term of the Company’s or any Subsidiary’s ownership, operation, use or lease thereof for the generation, handling, processing, treatment, storage or disposal of any Hazardous Materials except in accordance with applicable Environmental Laws, except where any such use, individually or in the aggregate, has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect; (B) neither the Company nor any Subsidiary owns or operates any underground tank and to the Company’s knowledge there are no underground tanks or other underground storage receptacles, or any friable asbestos-containing materials or other Hazardous Materials located in any portion of any Real Property not in compliance with applicable Environmental Laws in all material respects and (C) neither the Company nor any Subsidiary nor, to the Company’s knowledge, any other Person, has caused or suffered to occur any releases of Hazardous Materials on, at, in, under, above, to, from or about any Real Property or Former Real Property during the term of the Company’s or any Subsidiary’s ownership, operation, use or lease thereof, except where any such release, individually or in the aggregate, has not resulted in, and could not  reasonably be expected to result in, a Material Adverse Effect. The Company has not contractually, by operation of law, including the Environmental Laws, or otherwise assumed or succeeded to any environmental liabilities of any predecessors or any other person or entity, except as, individually or in the aggregate, has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect.

(dd)  Export Controls. None of the Company, any Subsidiary or, to the Company’s knowledge, the Employees have violated any law pertaining to export controls, technology transfer or industrial security including, without limitation, the Export Administration Act, as amended, the International Emergency Economic Powers Act, as amended, the Arms Export Control Act, as amended, the National Industrial Security Program Operating Manual, as amended, or any regulation, order, license or other legal requirement issued pursuant to the foregoing (including, without limitation, the Export Administration Regulations and the International Traffic in Arms Regulations), except where any such violation, individually or in the aggregate, has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect. Neither the Company, any Subsidiary nor, to the Company’s knowledge, any Employee is the subject of a Proceeding by a Governmental Authority that restricts such person’s ability to engage in export transactions.

(ee)  Disclosure. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct in all material respects. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company’s reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

(ff)  Class of Shares. When issued and delivered pursuant to this Agreement, the Shares will not be of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a U.S. automated inter-dealer quotation system.

3.2                                 Representations and Warranties of the Initial Purchasers. Each Initial Purchaser hereby, as to itself only and for no other Initial Purchaser, represents and warrants to the Company as follows:

(a)  Investment Intent.                      Such Initial Purchaser is not acquiring the Securities with a view to any distribution thereof or with any present intention of offering or selling any of the Shares in a transaction that would violate the Securities Act or any state securities laws or any other applicable jurisdiction, without prejudice, however, to such Initial Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal or state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Initial Purchaser to hold the Securities for any period of time. Such Initial Purchaser understands that the Securities have not been registered under the Securities Act, and therefore the Securities may not be sold, assigned or transferred in the U.S. other than pursuant to (i) a registration statement under the Securities Act, or (ii) an exemption from such registration requirements.

(b)  Purchaser Status.                          Such Initial Purchaser is a “qualified institutional buyer” (a “QIB”) within the meaning of the rules and regulations promulgated by the Commission under the Securities Act with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Securities.

(c)  General Solicitation. Such Initial Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(d)  Reliance on Exemptions. Such Initial Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Initial Purchaser’s representations and warranties set forth herein in order to determine the availability of such exemptions and the eligibility of such Initial Purchaser to acquire the Securities.

3.3                                 Representations and Warranties of the Subsequent Purchaser. The Subsequent Purchaser hereby represents and warrants to the Company and to the Initial Purchasers as follows:

(a)  Organization; Authority. The Subsequent Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Subsequent Purchaser of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate or, if the Subsequent Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of the Subsequent Purchaser. Each of the Transaction Documents to which the Subsequent Purchaser is a party has been duly executed by the Subsequent Purchaser and, when delivered by the Subsequent Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of the Subsequent Purchaser, enforceable against it in accordance with its terms.

(b)  Investment Intent. The Subsequent Purchaser is acquiring the Securities as principal for its own account for investment purposes and not with a view to distributing or reselling such Securities or any part thereof in violation of applicable securities laws, without prejudice, however, to the Subsequent Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal or state securities laws. Nothing contained herein shall be deemed a representation or warranty by the Subsequent Purchaser to hold the Securities for any period of time. The Subsequent Purchaser understands that the Securities have not been registered under the Securities Act, and therefore the Securities may not be sold, assigned or transferred in the U.S. other than pursuant to (i) a registration statement under the Securities Act, or (ii) an exemption from such registration requirements.

(c)  Purchaser Status and Non-Reliance on Initial Purchasers. The Subsequent Purchaser is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Securities. The Subsequent Purchaser further acknowledges, represents and warrants, only to each Initial Purchaser, that: (i) the Initial Purchasers may be, and the Subsequent Purchaser are proceeding on the assumption that the Initial Purchasers are, in possession of material, non-public information concerning the Company (the “Information”) which is not or may not be known to the Subsequent Purchaser and that the Initial Purchasers have not disclosed to the Subsequent Purchaser; (ii) the Subsequent Purchaser is voluntarily assuming all risks associated with the purchase of the Securities and warrants and represents that (x) the Initial Purchasers have not made, and the Subsequent Purchaser disclaims the existence of or its reliance on, any representation by the Initial Purchasers concerning the Company or the Securities and (y) the Subsequent Purchaser are not relying on any disclosure or non-disclosure made or not made by the Initial Purchasers, or the completeness thereof, in connection with or arising out of the purchase of the Securities from the Initial Purchasers, and therefore have no claims against the Initial Purchasers with respect thereto; and (iii) if any such claim may exist, the Subsequent Purchaser, recognizing its disclaimer of reliance and the Initial Purchasers’ reliance on such disclaimer as a condition to entering into this Agreement, covenants and agrees not to assert it against any Initial Purchaser or any Related Person whether under applicable securities law or otherwise, based on the Initial Purchasers’ knowledge, possession or non-disclosure to the Subsequent Purchaser of the Information.

In addition, the Subsequent Purchaser acknowledges to and agrees with the Initial Purchasers only that it has conducted to its satisfaction, its own independent investigation of the condition, operations and business of the Company and the Subsidiaries and, in making its determination to proceed with the transactions contemplated by this Agreement, the Subsequent Purchaser has relied on the results of its own independent investigation and the representations and warranties of the Company contained herein and not on any information provided or deemed to have been provided by the Initial Purchasers. Nothing contained in this Section 3.3(c) shall limit in any respect any of the representations, warranties or agreements of the Company in this Agreement or otherwise, or the right of the Subsequent Purchaser to rely thereon.

(d)  General Solicitation. The Subsequent Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)  Reliance on Exemptions. The Subsequent Purchaser understands that the Securities are being offered and sold to it in reliance on one or more specific exemptions, including under Rule 144A promulgated under the Securities Act, from the registration requirements of U.S. federal and state securities laws and that each of the Company and the Initial Purchasers is relying in part upon the truth and accuracy of the Subsequent Purchaser’s representations and warranties set forth herein in order to determine the availability of such exemption.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1                                 Transfer Restrictions.

(a)  The Securities may only be disposed of pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Securities other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) pursuant to Rule 144(k) or (iv) the initial resale of the Securities by the Initial Purchasers to the Subsequent Purchaser, except as otherwise set forth herein, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without any such legal opinion, any transfer of Securities by a Purchaser to an Affiliate of such Purchaser.

(b)  The Purchasers agree to the imprinting on any certificate evidencing Securities, except as otherwise permitted by Section 4.1(c), of a restrictive legend in substantially the form as follows, together with any additional legend required by (i) any applicable state securities laws and (ii) any securities exchange upon which such Securities may be listed:

“NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR

PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A) UNDER THE SECURITIES ACT IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.”

(c)  Certificates evidencing Securities shall not be required to contain such legend or any other legend (i) following any sale of Securities pursuant to an effective Registration Statement covering the resale of such Securities under the Securities Act, or (ii) following any sale of such Securities pursuant to Rule 144, or (iii) if such Securities are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). At such time as a legend is no longer required for certain Securities, the Company will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a legended certificate representing such Securities, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends. The Company may not give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. For so long as any Purchaser owns Securities, the Company will not effect or publicly announce its intention to effect any exchange, recapitalization or other transaction that effectively requires or rewards physical delivery of certificates evidencing the Common Shares.

(d)  The Company acknowledges and agrees that a Purchaser may from time to time pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Securities and, if required under the terms of such agreement, loan or arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, so long as the Company is obligated to maintain a resale Registration Statement with respect to the Underlying Shares, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

4.2                                 Furnishing of Information. The Company covenants that it will take such action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3                                 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of the Trading Market.

4.4                                 Reservation and Listing of Securities.

(a)  The Company shall maintain a reserve from its duly authorized Common Shares for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

(b)  The Company shall (i) prepare and timely file with the Trading Market an additional shares listing application covering all of the Underlying Shares issued or issuable under the Transaction Documents, (ii) use best efforts to cause such Underlying Shares to be approved for listing on the Trading Market as soon as practicable thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) use best efforts to maintain the listing of such Underlying Shares on such Trading Market.

4.5                                 Subsequent Financings. From the date hereof until the earlier of (i) the termination of this Agreement or (ii) after the sale of the Shares to the Subsequent Purchaser, the date that the Subsequent Purchaser owns less than 1,984,126 Common Shares, on an as-converted basis (subject to appropriate adjustment for stock splits, subdivisions, dividends or distributions payable in Common Shares (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly Common Shares), combinations or other similar recapitalizations or events, and including all Common Shares issuable upon conversion of the Shares), the Company will not, directly or indirectly, effect any Subsequent Public Financing or any Subsequent Private Financing unless the Company shall have first complied with this Section 4.5.

(a)  If at any time the Company, directly or indirectly, desires to consummate a Subsequent Private Financing, the Company shall first deliver to the Subsequent Purchaser a written notice (the “Initial Financing Notice”), which Initial Financing Notice shall set forth in reasonable detail the general parameters of the intended Subsequent Private Financing, the Company’s preference, if any, for equity or exchangeable or convertible debt financing, the minimum and maximum amounts of such financing and the Company’s intended use of the funds received from any such Subsequent Private Financing. Upon receipt of such Initial Financing Notice, the Subsequent Purchaser shall have 20 days to provide the Company with a commitment letter (subject to specified terms and conditions as set forth thereon) proposing terms with respect to such Subsequent Private Financing (the “Purchaser’s Offer”). The Company may, at its option, elect to (A) accept the terms set forth in the Purchaser’s Offer within the period set forth in the Purchaser’s Offer, in which case the Company and the Subsequent Purchaser shall consummate a Subsequent Private Financing pursuant to the terms specified in the Purchaser’s Offer, subject in all cases to the preparation, execution and delivery by the Company and the Subsequent Purchaser choosing to participate in such Subsequent Private Financing of definitive documentation relating to such Subsequent Private Financing reasonably satisfactory in form and substance to the Subsequent Purchaser participating in such Subsequent Private Financing and their respective counsel, or (B) choose to seek alternative offers with respect to such Subsequent Private Financing from third parties, in which case the Company may not consummate any such Subsequent Private Financing with any third party unless (x) such Subsequent Private Financing shall be on terms more favorable to the Company and the Subsidiaries than the terms set forth in the Purchaser’s Offer, (y) the Company complies with the remainder of this Section 4.5 and (z) the Company Offer (as defined below) is delivered within 60 days of the delivery of the Purchaser’s Offer. If the Subsequent Purchasers does not deliver a Purchaser’s Offer within the 20-day period provided for above, then the Company may seek offers with respect to such Subsequent Private Financing from third parties, in which case the Company may not consummate any such Subsequent Private Financing with any third party unless (x) the Company complies with the remainder of this Section 4.5 and (y) the Company Offer (as defined below) is delivered within 60 days of the expiration of such 20-day period.

(b)  If the Company desires, directly or indirectly, to consummate a Subsequent Private Financing (and has not accepted a Purchaser’s Offer or no Purchaser’s Offer has been delivered pursuant to Section 4.5(a) above) and the Company has obtained a written term sheet or commitment letter from a third party with respect to a Subsequent Private Financing that is generally consistent with the terms set forth in the Initial Financing Notice, then the Company shall deliver to the Subsequent Purchaser a written notice (the “Company Offer”) of any proposed or intended issuance or sale or exchange of the securities being offered either to such third party or in such Subsequent Private Financing (the “Offered Securities”), which Company Offer shall (A) identify and describe the Offered Securities, (B) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (C) identify the Persons or entities to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (D) offer to issue and sell to or exchange with the Subsequent Purchaser (x) up to their Pro Rata Portion (as defined below) of the Offered Securities, and (y) in the event there is more than one Subsequent Purchaser, with respect to any Subsequent Purchaser that elects to purchase its Pro Rata Portion, any additional portion of the Offered Securities attributable to the Pro Rata Portions of other Subsequent Purchasers as such Subsequent Purchaser shall indicate it will purchase or acquire should the other Subsequent Purchasers subscribe for less than their Pro Rata Portions (the “Undersubscription Amount”). The term “Pro Rata Portion” means, as to each Subsequent Purchaser, a fraction, the numerator of which is equal to the number of Common Shares held by such Subsequent Purchaser (on a fully diluted as-converted basis), and the denominator of which is all issued and outstanding Common Shares, in each case as determined on the date the Company Offer is delivered pursuant to this Section 4.5(b).

(c)  To accept a Company Offer, in whole or in part, a Subsequent Purchaser must deliver a written notice to the Company prior to the end of the 10-Trading Day period after the Company Offer is delivered, setting forth the portion of the Subsequent Purchaser’s Pro Rata Portion that such Subsequent Purchaser elects to purchase and, if such Subsequent Purchaser shall elect to purchase all of its Pro Rata Portion, the Undersubscription Amount, if any, that such Subsequent Purchaser elects to purchase (in either case, the “Notice of Acceptance”). If the Pro Rata Portions subscribed for by all Subsequent Purchasers are less than the total of all of the Pro Rata Portions, then each Subsequent Purchaser who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Pro Rata Portion subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Pro Rata Portions and the Pro Rata Portions subscribed for (the “Available Undersubscription Amount”), each Subsequent Purchaser who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Pro Rata Portion of such Subsequent Purchaser bears to the total Pro Rata Portions of all Subsequent Purchasers that have subscribed for Undersubscription Amounts, subject to rounding by to the extent reasonably necessary.

(d)  The Company shall have 30 Trading Days from the expiration of the period set forth in Section 4.5(c) above, subject to extension as provided in Section 4.5(f) to issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Subsequent Purchasers (the “Refused Securities”), but only to the offerees described in the Company Offer and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons (the “3rd Party Purchasers”) or less favorable to the Company than those set forth in the Company Offer.

(e)  In the event the Company shall propose to sell less than all of the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4.5(d) above), then each Subsequent Purchaser may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Subsequent Purchasers elected to purchase pursuant to Section 4.5(c) above multiplied by a fraction, (A) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered

Securities to be issued or sold to Subsequent Purchasers pursuant to Section 4.5(c) above prior to such reduction) and (B) the denominator of which shall be the original amount of the Offered Securities. In the event that any Subsequent Purchaser so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until the Company shall have again complied with the provisions of this Section 4.5.

(f)  The sale by the Company and purchase by the Subsequent Purchasers in a Subsequent Private Financing of the number or amount of Offered Securities specified in the Notices of Acceptance, as such number or amount may be reduced pursuant to Section 4.5(e), shall be made pursuant to a purchase agreement and any related ancillary documentation substantially in the same form and substance as the stock purchase agreement and any related ancillary documentation (the “Financing Documentation”) that the Company enters into with the 3rd Party Purchasers, and shall close at substantially the same time as the 3rd Party Purchasers financing; provided, however, that such Financing Documentation shall not contain any provision that treats any of the Subsequent Purchasers less favorably than, or that affects any Subsequent Purchaser differently than any 3rd Party Purchaser. The Company shall deliver a final version of the Financing Documentation to the Subsequent Purchasers (and, upon request, their counsel) not later than 7 Trading Days prior to the proposed closing date of the 3rd Party Purchasers financing. In the event a Subsequent Purchaser is unwilling to proceed with the proposed financing on the terms and conditions set forth in the definitive Financing Documentation, it shall have the right to withdraw its Notice of Acceptance by delivering a written notice of such withdrawal not later than the second Trading Day prior to the proposed closing date, and any Offered Securities that had been subject to such Notice of Acceptance shall thereafter be deemed to be Refused Securities. Notwithstanding the 30 day period provided for in Section 4.5(d), the Company shall have 5 Trading Days from the delivery of any withdrawal notice to issue, sell or exchange all or any part of the Refused Securities.

(g)  Any Offered Securities not acquired by the Subsequent Purchasers or other persons in accordance with Section 4.5(d) above may not be issued, sold or exchanged until they are again offered to the Subsequent Purchasers under the procedures specified in this Agreement.

(h)  In the event that the Company desires to consummate a Subsequent Public Financing, it shall use all commercially reasonable efforts to allow each Subsequent Purchasers to participate in such Subsequent Public Financing and to purchase up to such portion of the number of Common Shares and/or Common Share Equivalents offered thereunder equal to a fraction, the numerator of which is equal to the number or Common Shares held by such Subsequent Purchaser (on a fully-diluted and as-converted basis), and the denominator of which is equal to all issued and outstanding Common Shares, in each case as determined on the date of the commencement of the public offering.

4.6                                 Fundamental Changes. In addition to any other rights provided by law or set forth herein, from and after the date of this Agreement and for so long as Ares, together with all of its Affiliates, owns at least 1,984,126 Common Shares (subject to appropriate adjustment for stock splits, subdivisions, dividends or distributions payable in Common Shares (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly Common Shares), combinations or other similar recapitalizations or events, and including all Common Shares issuable upon conversion of the Shares), neither the Company nor any Subsidiary shall, without first obtaining the written consent of Ares:

(a)  dissolve or liquidate the Company;

(b)  purchase, redeem (other than pursuant to the Company’s stock option plan or similar employee incentive plan as described in Schedule 3.1(m)(i) giving the Company the right to repurchase shares at cost upon the termination of an employee’s or director’s services not to exceed $250,000 in any 12 month period or $500,000 in the aggregate) or set aside any sums for the purchase or redemption of, or declare or pay any cash dividend, or declare or pay any dividends or make any distributions of cash, property or securities of the Company in respect to any Common Shares or any other class of its capital stock or any other securities that are convertible into or exercisable for such stock, other than a stock buy-back program applied pro-rata among all stockholders of the Company;

(c)  acquire any other corporation or business concern, whether by acquisition of assets, capital stock, merger or otherwise, and whether in consideration of the payment of cash, the issuance of capital stock or otherwise, other than acquisitions of up to $50,000,000 per annum;

(d)  enter into (i) the sale, disposition, license or transfer, directly or indirectly, of any assets or property (including any Company Intellectual Property Rights) with a value equal to or greater than $100,000,000 or that are otherwise material to the Company or its business; (ii) any acquisition by any person (or group of affiliated or associated persons) of beneficial ownership of a majority of the equity of the Company (whether or not newly-issued shares) in a single transaction or a series of related transactions; (iii) the redemption or repurchase of shares representing a majority of the voting power of the outstanding shares of capital stock of the Company; or (iv) any other change of control of 50% or more of the outstanding voting power of the Company; provided, however, that nothing contained in Sections 4.6(d)(i), (ii) or (iv) shall prevent the Board of Directors of the Company from taking any action in connection with the events or matters described therein if the Board of Directors determines in good faith after consultation with legal counsel that the taking of such action is required to fulfill its fiduciary obligations or is required for the Board of Directors or the Company to comply with any applicable Laws; provided, further, however, that nothing contained in this Section 4.6(d) shall prevent the Company from taking any action described above if the holders of the Common Shares are entitled to vote on such action  under any applicable Laws or any rules of the Trading Market and such action is submitted to those holders for approval.

(e)  fail to maintain its corporate existence, or change the nature of the Company’s principal business to any business which is fundamentally distinct and separate from the principal business currently conducted by the Company;

(f)  create, incur, assume or suffer to exist any Indebtedness, other than (i) trade Indebtedness incurred to finance the purchase of equipment, components and other similar property and operating assets, in each case, in the ordinary course of business consistent with past practice, and any extensions, refinancings and renewals of any of the foregoing, provided that such extensions, refinancings or renewals do not or will not impose more burdensome terms, conditions or obligations upon the Company or any Subsidiary or increase the commitments or loan amounts thereunder; and (ii) inter-company Indebtedness between the Company and any wholly-owned Subsidiary incurred in the ordinary course of business and consistent with past practice; and (iii) any other Indebtedness permitted under the indenture governing the new senior notes to be issued in connection with the Debt Refinancing as in effect on the date of issuance;

(g)  create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than:  (i) Liens incurred by the Company or the Subsidiaries, permitted under the financings permitted under Section 4.6(f) above; (ii) Liens arising from taxes, assessments, charges or claims that are not yet due or that remain payable without penalty; and (iii) Liens on real property that do not materially affect the value of such property and do not materially interfere with the use made and currently proposed to be made of such property by the Company and the Subsidiaries; or

(h)  enter into any agreement to do any of the foregoing or cause or permit any Subsidiary of the Company directly or indirectly to take any actions described in clauses (a) through (h) above.

4.7                                 Access. In addition to any other rights provided by law or set forth herein, from and after the date of this Agreement and for so long as Ares together with its Affiliates owns at least 1,984,126 Common Shares, on an as-converted basis (subject to appropriate adjustment for stock splits, subdivisions, dividends or distributions payable in Common Shares (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly Common Shares), combinations or other similar recapitalizations or events, and including all Common Shares issuable upon conversion of the Shares), the Company shall, and shall cause each of the Subsidiaries, to give Ares and its representatives, at the request of the Purchasers, access, during reasonable business hours, to (a) all properties, assets, books, contracts, commitments, reports and records relating to the Company and the Subsidiaries, and (b) the management, and, to the extent within the control of the Company, the accountants, lenders, customers and suppliers of the Company and the Subsidiaries; provided, however, that the Company shall not be required to provide Ares access to any information or Persons if the Company reasonably determines that access to such information or Persons cannot be provided to the Purchasers in a manner that would avoid the adverse affect on the attorney-client privilege between the Company and its counsel or the disclosure of trade secrets, material nonpublic information or other confidential or proprietary information, as applicable.

4.8                                 Use of Proceeds; Debt Repayment. The Company shall use substantially all of the net proceeds from the sale of the Securities hereunder to redeem or repurchase existing preferred stock or as otherwise consented to by the Subsequent Purchaser. Within 60 days after Closing, all existing preferred stock and all outstanding debt described in the definition of Debt Refinancing shall have been redeemed or repaid in full.

4.9                                 D & O Insurance; Board. So long as any Purchaser has a designee on the Company’s board of directors, the Company shall maintain directors’ and officers’ liability insurance providing coverage in such amounts and on such terms as is customary for a publicly traded company of similar size to the Company but in no event in an amount less than $15,000,000. Such insurance shall include coverage for all directors of the Company, including any director designated by any Purchaser. The Company shall use its reasonable best efforts to ensure that meetings of its board of directors are held at least four times each year.

4.10                           Properties, Business Insurance. The Company shall obtain and maintain and cause each of its Subsidiaries to maintain as to their respective properties and business, with financially sound and reputable insurers, insurance against such casualties, contingencies and other risks and hazards and of such types and in such amounts as is customary for companies similarly situated.

4.11                           Exclusivity. From and after the date hereof and up to and through the Closing, neither the Company nor its agents shall, directly or indirectly, solicit, initiate, respond to, except as required by law, or encourage any proposal or offer from any other party relating to any equity or equity linked financing transaction, or any sale of all or any material part of the Company’s or any Subsidiary’s business or assets, including, without limitation, any asset sale, exclusive license, merger, reorganization or other form of business combination having an effect or result similar to the transaction contemplated herein, or any transaction that would otherwise be inconsistent with the transactions contemplated by this Agreement. The Company will promptly notify the Purchasers in writing describing any contact between the Company or a Subsidiary or any of their respective agents or representatives and any other person or entity regarding any such discussion, offer, proposal or inquiry prior to and including the Closing Date, and in all cases the Purchasers will be given the opportunity to match the terms of any alternative transaction that the Company is required by law to consider prior to and including the Closing Date.

4.12                           Indemnification.

(a)  Indemnification of Purchasers. The Company shall indemnify, to the fullest extent lawful, and hold harmless (a) each Purchaser and Related Person from and against any and all Losses, as incurred, directly or indirectly arising out of, based upon or relating to (i) any breach by the Company of any of the representations, warranties or covenants made by the Company in this Agreement or any other Transaction Document, or any allegation by a third party that, if true, would constitute such a breach or (ii) any Proceeding brought by or against any Person, directly or indirectly, in connection with or as a result of any of the Transactions, and (b) each Initial Purchaser from and against any and all Losses, as incurred, directly or indirectly arising out of, base upon or relating to (i) any untrue statement or alleged untrue statement of a material fact contained in this Agreement or any other Transaction Document or the Offering Memorandum (as hereinafter defined) or arising out of or based upon the omission or alleged omission to state in this Agreement, the Offering Memorandum or any other Transaction Document a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) any termination by the Company of, or failure by the Company to consummate the Transactions. The indemnification  and expense reimbursement obligations of the Company under this paragraph shall be in addition to any liability that the Company may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the applicable Purchasers and any such Related Persons of such Purchasers. If the Company breaches its obligations under any Transaction Document, then, in addition to any other liabilities the Company may have under any Transaction Document or applicable law, the Company shall pay or reimburse the Purchasers on demand for all costs of collection and enforcement (including reasonable attorneys fees and expenses). Without limiting the generality of the foregoing, the Company specifically agrees to reimburse the Purchasers on demand for all costs of enforcing the indemnification obligations in this paragraph.

(b)  Exculpation by the Company. The Company agrees that no Initial Purchaser shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with this Agreement or the Initial Purchasers’ position as Initial Purchasers hereunder, except for liabilities determined in a final judgment by a court of competent jurisdiction to have resulted directly from any acts or omissions undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct.

(c)  Exculpation by the Subsequent Purchaser. The Subsequent Purchaser agrees that no Initial Purchaser shall have any liability to the Subsequent Purchaser or any person asserting claims on behalf of or in right of the Subsequent Purchaser in connection with this Agreement or the Initial Purchasers’ position as Initial Purchasers hereunder, except for liabilities determined in a final judgment by a court of competent jurisdiction to have resulted directly from any acts or omissions undertaken or omitted to be taken by such Initial Purchaser through its gross negligence or willful misconduct.

(d)  Non-Exclusive Remedy. For purposes of clarity, the provisions contained in this Section 4.12 shall not constitute the exclusive remedies of any Purchaser hereunder.

4.13                           Approvals; Further Assurances; Taking of Actions. The Company shall use its commercially reasonable best efforts to (i) take or cause to be taken all actions, and to do or cause to be done all other things, necessary, proper or advisable to consummate the transactions contemplated by the Agreement and any other Transaction Document as promptly as practicable, and (ii) obtain in a timely manner all necessary waivers, consents and approvals and effect all necessary registrations and filings, including without limitation the approval of the Trading Market. The Purchasers and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing. The Purchasers and the Company shall use their respective commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law in connection with the transactions contemplated by this Agreement and any other Transaction Document. The Company shall give any notices to third parties, and use their commercially reasonable efforts to obtain any third party consents related to or required in connection with or to consummate the transactions contemplated hereby.

4.14                           Covenants relating to Debt Refinancing. The Company shall use its best efforts to consummate the Debt Refinancing on commercially reasonable terms. If at any time the Company believes that it will be unable to consummate the debt refinancing referred to in clauses (i) and (ii) of the definition of Debt Refinancing on or before June 15, 2006, the Company shall (a) promptly notify the Subsequent Purchaser and give the Subsequent Purchaser the opportunity to identify financing sources, and (b) cooperate with any such sources identified to consummate the Debt Refinancing. If the debt refinancing referred to in clauses (i) and (ii) of the definition of Debt Refinancing are not consummated on or prior to June 15, 2006, the Company will not, prior to December 31, 2006, consummate any direct or indirect equity financing (including, but not limited to, any Subsequent Private Financing or Subsequent Public Financing) without first giving the Purchaser the opportunity to provide such financing on the terms provided in Section 4.5(a), mutatis, mutandis, without regard to (a) any references to the other provisions of Section 4.5 contained therein or (b) any provisions relating to the delivery of the Company Offer. This Section 4.14 shall survive any termination of this Agreement.

4.15                           Cash Dividends. In connection with the negotiation of any agreement or instrument relating to debt that the Company may incur from time to time, the Company shall use commercially reasonable efforts to retain its ability to pay dividends in cash on the Shares.

ARTICLE V.
CONDITIONS

5.1                                 Conditions Precedent to the Obligations of the Purchasers. The obligation of each Purchaser to acquire Securities at the Closing is subject to the satisfaction or waiver by such Purchaser, at or before the Closing, of each of the following conditions:

(a)  Representations and Warranties. The representations and warranties of each of the Company and, in the case of the Initial Purchasers obligations, the Subsequent Purchaser, contained herein shall be true and correct in all material respects (without giving effect to any qualifications as to materiality therein) as of the date when made and as of the Closing as though made on and as of such date;

(b)  Performance. Each of the Company and, in the case of the Initial Purchasers obligations, the Subsequent Purchaser, shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing, including, without limitation, delivering or causing the delivery of those items required to be delivered pursuant to Section 2.2;

(c)  No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)  Certificate of Designations. The Certificate of Designations shall have been duly adopted and executed and filed with the Secretary of State of the State of Delaware. The Company shall not have adopted or filed any other document designating terms, relative rights or preferences of the Shares. The Certificate of Designations shall be in full force and effect as of the Closing under the laws of Delaware and shall not have been amended or modified, and a copy of the Certificate of Designations certified by the Secretary of State of the State of Delaware shall have been delivered to Purchaser Counsel.

(e)  Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that has had or reasonably could be expected to have or result in a Material Adverse Effect; and

(f)  No Suspensions of Trading in Common Shares; Listing. Trading in the Common Shares shall not have been suspended by the Commission or the Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Shares shall have been at all times since such date listed for trading on the Trading Market.

(g)  Consummation of Debt Refinancing. The Company shall substantially concurrently consummate the debt refinancing referred to in clauses (i) and (ii) of the definition of Debt Refinancing, which shall provide for aggregate funded and committed indebtedness of the Company and its Subsidiaries not exceeding $500,000,000 at an average cost not exceeding 10.0%, and not more than $430,000,000 of new indebtedness to be funded at Closing.

5.2                                 Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)  Representations and Warranties. The representations and warranties of the Purchasers contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)  Performance. The Purchasers shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchasers at or prior to the Closing, including, without limitation, delivering or causing the delivery of those items required to be delivered pursuant to Section 2.2(b); and

(c)  No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)  Consummation of Debt Refinancing. The Company shall substantially concurrently consummate the debt refinancing referred to in clauses (i) and (ii) of the definition of Debt Refinancing.

ARTICLE VI.
MISCELLANEOUS

6.1                                 Termination.

(a)  This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

(i)        By the mutual consent of the Company, the Initial Purchasers and the Majority Purchasers;

(ii)     By (x) any party hereto if the Closing has not been consummated by July 15, 2006; or (y) the Majority Purchasers (as to all Purchasers) if the Company is in material breach of its obligations under this Agreement and such breach continues for more than five (5) Trading Days after the Company has received written notice of such breach.

(iii)  By the Subsequent Purchaser (as to all Purchasers), if the final offering memorandum with respect to the Company’s proposed new senior notes offering (the “Offering Memorandum”), as delivered by the Company to the Purchasers prior to the Closing, contains any information concerning periods covered by the SEC Reports in existence as of the date of this Agreement, which information evidences that such SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(iv)                                                 Sections 4.12 and 4.14 and Article VI of this Agreement shall survive any termination of this Agreement.

(b)  No termination of this Agreement shall affect the right of any party to sue for any breach by the other party (or parties).

6.2                                 Fees and Expenses. Whether or not the Closing occurs, the Company shall pay to Ares the reasonable legal, accounting, consulting, travel and all other out-of-pocket expenses incurred by it in connection with due diligence and the preparation and negotiation of the Transaction Documents and otherwise in connection with the Transactions, from time to time at Ares’ request. The Company shall satisfy this obligation by directing funds to Purchaser Counsel at the Closing or paying such amount to Ares at Ares’s request. In addition, at the Closing the Company shall pay to Ares a fee equal to one percent (1%) of the Aggregate Purchase Price. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities. In addition, whether or not the Closing occurs, you hereby agree to reimburse each of the Initial Purchasers and their respective Affiliates, promptly upon demand, for all reasonable out-of-pocket costs and expenses incurred by them in connection with the transactions contemplated by this Agreement, whether incurred prior or subsequent to the date hereof, including, without limitation, travel expenses, professional fees or other expenses incurred in connection with their due diligence investigation of the Company and the reasonable fees and disbursements of Initial Purchasers Counsel.

6.3                                 Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, including but not limited to the Original Purchase Agreement, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to the Purchasers such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents. The Company acknowledges that no Purchaser has made any representations, warranties, promises or commitments other than as set forth in this Agreement, including any promises or commitments for any additional investment by any such Purchaser in the Company.

6.4                                 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 4:30 p.m. (New York City time) on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Agreement later than 4:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Trading Day following the date of sending, if sent by nationally recognized overnight courier service, specifying next business day delivery or (iv) upon actual receipt by the party to whom such notice is required to be given if delivered by hand. The address for such notices and communications shall be as follows:

If to the Company:	HANGER ORTHOPEDIC GROUP, INC.
Two Bethesda Metro Center
Suite 1300
Bethesda, MD 20814
Attn: Corporate Secretary
Phone: (301) 986.0701
Fax: (301) 986.0702

With a copy to:	With a copy to:
FOLEY & LARDNER LLP
3000 K Street, N.W.
Suite 500
Washington, DC 20007
Attn: Jay W. Freedman
Phone: (202) 295-4008
Fax: 202-672-5399

If to the Purchasers:	To the address set forth under such Purchaser’s name on the signature pages attached hereto.

or such other address as may be designated in writing hereafter, in the same manner, by such Person by two Trading Days’ prior notice to the other party in accordance with this Section 6.4.

6.5                                 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Subsequent Purchaser(s) who, if prior to the Closing, have agreed to purchase not less than two-thirds of the Shares pursuant to Section 2.1 of this Agreement, and if after the Closing Date, hold not less than two-thirds of the Securities on a fully diluted as-converted basis (the “Majority Purchasers”), or, in the case of a waiver, by the Majority Purchasers; and, if prior to the sale of the Shares to the Subsequent Purchaser(s), the Initial Purchasers. Any waiver executed by the Majority Purchasers shall be binding on the Company and all holders of Securities. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. Notwithstanding the foregoing, Section 4.12 may not be amended or waived absent the consent of each of the parties hereto.

6.6                                 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.7                                 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. Any Purchaser may assign its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof and of the applicable Transaction Documents that apply to the “Purchasers.”  Notwithstanding the foregoing, no Purchaser may assign any of its rights under (i) Section 4.5 (“Subsequent Financings”), Section 4.6 (“Fundamental Changes”), Section 4.7 (“Access”), Section 4.9 (“D&O Insurance; Board”) or Section 4.12 (“Indemnification”) of this Agreement, (ii) the Board Rights Letter or (iii) the Management Rights Letter, to any Person that is not an Affiliate of any of the Purchasers without the Company’s prior written consent (which consent shall not be unreasonably withheld). In the event of any assignment of the rights of the Subsequent Purchaser to more than one Person in accordance with this section, the provisions of this Agreement shall be deemed amended to reflect more than one Subsequent Purchaser, mutatis mutandis. Notwithstanding anything to the contrary herein, Securities may be pledged to any Person in connection with a bona fide margin account secured by such Securities.

6.8                                 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Related Person is an intended third party beneficiary of Section 4.12  and (in each case) may enforce the provisions of such Section directly against the parties with obligations thereunder.

6.9                                 Governing Law; Venue; Waiver of Jury Trial. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT  SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. EACH PARTY AGREES THAT ALL LEGAL PROCEEDINGS CONCERNING THE INTERPRETATIONS, ENFORCEMENT AND DEFENSE OF THE TRANSACTIONS CONTEMPLATED BY ANY OF THE TRANSACTION DOCUMENTS (WHETHER BROUGHT AGAINST A PARTY HERETO OR ITS RESPECTIVE AFFILIATES, DIRECTORS, OFFICERS, STOCKHOLDERS, EMPLOYEES OR AGENTS) SHALL BE COMMENCED EXCLUSIVELY IN THE STATE AND U.S. FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND U.S. FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THIS AGREEMENT), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL

PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. IF EITHER PARTY SHALL COMMENCE AN ACTION OR PROCEEDING TO ENFORCE ANY PROVISIONS OF THIS AGREEMENT OR ANY TRANSACTION DOCUMENT, THEN THE PREVAILING PARTY IN SUCH ACTION OR PROCEEDING SHALL BE REIMBURSED BY THE OTHER PARTY FOR ITS REASONABLE ATTORNEYS FEES AND OTHER REASONABLE COSTS AND EXPENSES INCURRED WITH THE INVESTIGATION, PREPARATION AND PROSECUTION OF SUCH ACTION OR PROCEEDING.

6.10                           Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery, exercise and/or conversion of the Securities, as applicable.

6.11                           Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

6.12                           Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13                           Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14                           Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any Proceeding for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.15                           Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in Common Shares (or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, Common Shares), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Agreement to a number of shares or a price per share shall be amended to appropriately account for such event.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Preferred Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HANGER ORTHOPEDIC GROUP, INC.

By:	/s/Thomas F. Kirk
	Name:	Thomas F. Kirk
	Title:	President and COO

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES OF PURCHASER(S) FOLLOW.]

Amended and Restated Preferred Stock Purchase Agreement – Signature Page

INITIAL PURCHASER:

LEHMAN BROTHERS INC.

By:	/s/John Cokinos
Name:	John Cokinos
Title:	Managing Director

Initial Purchase Price delivered to Company:	$29,700,000

Shares:	30,000

Address for Notice:

Lehman Brothers Inc.

745 Seventh Avenue
New York, NY
Phone: (212) 526.7000
Fax: (212) 520.0421
Attention: Office of the General Counsel

With a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Phone: (212) 310.8000
Fax.: (212) 310-8007
Attention: Rod Miller

INITIAL PURCHASER:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Richard Landgarten
Name:	Richard Landgarten
Title:	Managing Director, Co-Head of U.S Healthcare Investment Banking

Initial Purchase Price delivered to Company:	$19,800,000

Shares:	20,000

Address for Notice:

Citigroup Global Markets Inc.

388 Greenwich Street
New York, NY 10013
Phone: (212) 816.6000
Fax: (212) 816.7912
Attention: General Counsel

With a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Phone: (212) 310.8000
Fax.: (212) 310-8007
Attention: Rod Miller

SUBSEQUENT PURCHASER:

ARES CORPORATE OPPORTUNITIES FUND, L.P.

By:	ACOF MANAGEMENT, L.P.,
Its General Partner

By:	ACOF OPERATING MANAGER, L.P.,
Its General Partner

By:	ARES MANAGEMENT, INC.,
Its General Partner

By:	Adam Stein

Aggregate Purchase Price delivered to Initial Purchasers:	$50,000,000

Shares:	50,000

Address for Notice:

Ares Corporate Opportunities Fund, L.P.
C/O Ares Management, Inc.
1999 Avenue of the Stars
Suite 1900
Los Angeles, California 90067
Phone: (310) 201.4100
Fax: (310) 201.4157
Attention:	Bennett Rosenthal and Adam Stein

With a copy to:

Proskauer Rose LLP
1585 Broadway
New York, NY 10036-8299
Facsimile No.: (212) 969-2900
Attn:	Michael A. Woronoff, Esq. and Adam J. Kansler, Esq.